Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no. 333-125382 and no. 333-125383) and on Form S-8 (no. 333-122326 and no. 333-115893) of Assured Guaranty Ltd. of our reports dated February 28, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

New York, NY

February 29, 2008